                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                             TENDER OF SHARES OF
      COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
    (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      OF

                                 CONRAIL INC.

                                      TO

                      ATLANTIC ACQUISITION CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                         NORFOLK SOUTHERN CORPORATION
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Shares"), or shares of Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), are not immediately available, (ii) time will not permit all required documents to reach The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. All references herein to the Common Shares, ESOP Preferred Shares or Shares include the associated Rights. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

                                                                         By Hand or by Overnight Delivery:
              By Mail:                   By Facsimile Transmission:         Tender & Exchange Department
   Tender & Exchange Department       (for Eligible Institutions Only)           101 Barclay Street
           P.O. Box 11248                      (212) 815-6213                Receive and Deliver Window
       Church Street Station                                                  New York, New York 10286
   New York, New York 10286-1248
                                         For Information Telephone:
                                               (800) 507-9357

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

===============================================================================
  LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Atlantic Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 24, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase.

  Number of Shares (including the associated Rights):

  ---------------------------------------------------------------------------

  Name(s) of Record Holder(s)

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

  Address(es):

  ---------------------------------------------------------------------------
                                                                      ZIP CODE

  Area Code and Tel. No.:

  ---------------------------------------------------------------------------

  Certificate No(s). (if available)

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  Check ONE box if Shares or Rights will be tendered by book-entry transfer:

   [ ] The Depository Trust Company

   [ ] Philadelphia Depository Trust Company

  Signature(s):

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  Account Number

  ---------------------------------------------------------------------------

  Dated _______________, 199_

===============================================================================

===============================================================================

                                  GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares and Rights into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (x) in the case of Shares, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery, or (y) in the case of Rights, within a period ending the latter of (i) three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Rights Certificates are distributed to shareholders.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

  Name of Firm:

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

  Address:

  ---------------------------------------------------------------------------
                                                                    (ZIP CODE)

  Area Code and
  Tel. No.:

  ---------------------------------------------------------------------------

  Name:

  ---------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

  Title:

  ---------------------------------------------------------------------------

  Date ______________, 199_

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. SUCH
              CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

===============================================================================

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